EXHIBIT 99.1

Edge Petroleum Announces Second Quarter 2007 Financial Results and Updates Guidance

HOUSTON, Aug. 9, 2007 (PRIME NEWSWIRE) -- Edge Petroleum Corporation (Nasdaq:EPEX) today reported financial results for the second quarter of 2007. Production was a record high for the second quarter of 2007 at 6.4 Bcfe. Highlights included:

 -- Second quarter production was 6.4 Bcfe as compared to 4.5 Bcfe for the same period in 2006, an increase of 42%.  Sequentially, production was up 11% as compared to the first quarter of 2007.
    Average production for the second quarter of 2007 was 70.0 Mcfe per day as compared to 49.2 Mcfe per day for the comparable period in 2006, a new record for the Company.

 -- Second quarter oil and natural gas sales were $47.4 million as compared to $31.2 million for the same period in 2006 and $39.2 million for the first quarter of 2007.  The average price, excluding unrealized derivative activity, received per Mcfe this quarter was $7.48 compared to $7.33 a year ago.

 -- Second quarter 2007 results were impacted by our mark-to-market derivative contracts. A non-cash net unrealized pre-tax derivative gain of $6.3 million is included in total revenue for the
    three-months ended June 30, 2007. In the same period of 2006, we reported a non-cash net unrealized pre-tax derivative gain of $1.0 million. This impact raised the average realized price received per Mcfe from $7.48 to $8.46, as compared to a lesser increase per
    Mcfe from $7.33 to $7.57 for the same period a year ago.

 -- Second quarter 2007 pro forma net income was $4.5 million as compared to $5.1 million for the second quarter of 2006.  Pro forma net income, which excludes unrealized derivative activity, is a non-GAAP measure and is reconciled to GAAP net income in the table below.

As a result of higher average realized prices on an Mcfe basis and higher production from properties acquired at year-end 2006 and January 2007, and the result from our recent drilling activities, we reported a 59% increase in total revenue for the second quarter of 2007 compared to the same period in 2006. Revenue, including derivative activity, for the three months ended June 30, 2007 was $53.9 million compared to $33.9 million in the second quarter of 2006.

Oil and natural gas operating expenses for the three months ended June 30, 2007 totaled $4.0 million, compared to $2.3 million for the same period in 2006. Depletion costs for the second quarter of 2007 totaled $20.9 million and averaged $3.27 per Mcfe compared to $16.3 million and an average of $3.65 per Mcfe for the second quarter of 2006. General and administrative (G&A) costs, which include non-cash compensation costs, for the second quarter of 2007, were $5.1 million or 51% higher than the comparable prior year period total of $3.3 million. This increase in G&A expense was primarily the result of increased staffing levels and higher professional fees. On a production equivalent basis, G&A, excluding non-cash compensation costs, for the three months ended June 30, 2007 averaged $0.67 per Mcfe compared to $0.70 per Mcfe in the same period of 2006.

Below is a reconciliation of pro forma net income, excluding the impact of unrealized derivative activity, to net income:

                                Three Months Ended    Six Months Ended
                                      June 30,            June 30,
                                 -----------------   -----------------
                                  2007      2006      2007       2006
                                --------  --------  --------  --------
 Net income available to
   common stockholders          $  8,554  $  5,795  $  1,405  $ 12,687
     Add:
 Unrealized derivative
   (gain) loss                    (6,281)   (1,037)   11,462    (2,817)
 Tax impact                        2,198       363    (4,011)      986
                                --------  --------  --------  --------
  Net adjustments                 (4,083)     (674)    7,451    (1,831)
                                --------  --------  --------  --------

 Pro forma net income (1)       $  4,471  $  5,121  $  8,856  $ 10,856
                                ========  ========  ========  ========

 (1)  This information is provided because management believes exclusion of the impact of the Company's unrealized derivatives not accounted for as cash flow hedges (tax adjusted) will help investors compare results between periods and identify operating trends that could otherwise be masked by these items and to highlight the impact that commodity price volatility may have on our results.

Second quarter 2007 net income was $8.6 million, or $0.30 basic and $0.28 diluted earnings per share, as compared to net income of $5.8 million, or $0.33 basic and $0.32 diluted earnings per share, in the same period a year ago. Pro forma net income for the three months ended June 30, 2007 was $4.5 million or basic and diluted earnings per share of $0.16, compared to pro forma net income of $5.1 million, or $0.29 basic and $0.28 diluted earnings per share for the same period in 2006.

Net income for the first half of 2007 was $1.4 million, or basic and diluted earnings per share of $0.05, as compared to the same period a year ago of $12.7 million, or basic earnings per share of $0.73 and diluted earnings per share of $0.70. Pro forma net income for the first half of 2007 totaled $8.9 million, or basic and diluted earnings per share of $0.33, compared to pro forma net income for the first half of 2006 of $10.9 million or basic earnings per share of $0.63 and diluted earnings per share of $0.60.

At June 30, 2007, 28.5 million shares of common stock and 2.9 million shares of 5.75% Series A cumulative convertible perpetual preferred stock were outstanding. Each share of preferred stock is convertible into approximately 3.0193 shares of Edge's common stock based upon an initial conversion price of $16.56 per common share and is callable by Edge after January 20, 2010 if the common stock closing sales price is 130% of the conversion price for a certain period of time.

Net cash flow provided by operating activities for the second quarter of 2007 was $50.5 million as compared to $21.3 million for the same 2006 period. Net cash flow provided by operating activities before working capital changes for the second quarter of 2007 was $33.1 million compared to $24.7 million for the same period in 2006. For the first half of 2007, net cash flow provided by operating activities was $65.4 million and net cash flow provided by operating activities before working capital changes was $61.7 million. Net cash flow provided by operating activities and net cash flow provided by operating activities before working capital changes for the first half of 2006 was $46.4 million and $49.8 million, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to net cash flow provided by operating activities before working capital changes.

Debt at June 30, 2007 was $230.0 million as compared to $105.0 million at June 30, 2006 and $240.0 million at March 31, 2007. The debt-to-capital ratio at June 30, 2007 was 34.6%. We significantly increased our credit facility and outstanding debt in conjunction with the recent Smith acquisition, which closed on January 31, 2007. On January 30, 2007, we entered into a new credit facility, the borrowing base of which is currently $320 million.

Michael G. Long, Edge's Executive Vice President and Chief Financial Officer, commenting on the quarterly results indicated, "Our financial results were in line with our expectations for the quarter. We reduced our debt moderately during the quarter and, at the same time, accelerated our capital program. We are now beginning to see the impact of our growing drilling program on production volumes and that impact should start to flow through into our financial results in our upcoming quarters. Production for the third quarter is expected to be up, sequentially, 5% to 10%. Our hedging decisions are paying off for us in the current commodity price environment and, as a result, we are pressing ahead with our capital program."

In the normal course of business we enter into hedging transactions, including commodity price collars, swaps and floors to mitigate our exposure to commodity price movements, but not for trading or speculative purposes. As of the first quarter of 2006, we do not apply cash flow hedge accounting treatment to any of our contracts. Price- risk management transactions for the remainder of 2007 through 2009 are shown below.

                         2007 - 2009 DERIVATIVES
 ---------------------------------------------------------------------
 Transaction     Volumes      Price      Price             Term
                 per Day      Floor       Cap
 -----------  -------------  ------     ------       -----------------
 Costless
   Collar     10,000 MMBtu   $ 7.00     $ 9.00       Feb-07     Dec-07
 Costless
   Collar     15,000 MMBtu   $ 7.02     $ 9.00       Feb-07     Dec-07
 Costless
   Collar     15,000 MMBtu   $ 7.00     $ 9.00       Feb-07     Dec-07
 Costless
   Collar     10,000 MMBtu   $ 7.50     $ 9.00       Jan-08     Dec-08
 Costless
   Collar     10,000 MMBtu   $ 7.50     $ 9.02       Jan-08     Dec-08
 Costless
   Collar     20,000 MMBtu   $ 7.50     $ 9.00       Jan-08     Dec-08
 Costless
   Collar     10,000 MMBtu   $ 7.75     $10.00       Jan-09     Dec-09
 Costless
   Collar       400 Bbl      $70.00     $87.50       Jan-07     Dec-07
 Costless
   Swap         600 Bbl      $66.00     $66.00       Jan-07     Dec-07
 Costless
   Swap        1,500 Bbl     $66.00     $66.00       Jan-08     Dec-08

 All natural gas prices are settled monthly against the NYMEX Natural
 Gas futures contracts and crude oil prices are settled against the
 NYMEX Crude Oil futures contracts for West Texas Intermediate Light
 Sweet Crude Oil.

Edge's guidance for its operating activities and selected financial measures is shown below.

                                 3rd Qtr 2007           Full Year 2007
                                 ------------           --------------
 Wells Spud                        20 - 30                  70 - 80
 Production, Bcfe                 6.7 - 7.1                 26 - 27
 Cash Operating Costs,
   $Mcfe (1)                     $2.25 - $2.50           $2.25 - $2.50

 (1)  Cash operating costs are lease operating expenses, production and ad valorem taxes, net interest and dividend expense and G&A expense.

Edge will host a conference call to discuss operations and second quarter financial results on August 10, 2007 at 9:30 a.m. Central. Interested parties may participate by dialing 800-819-9193. The call will also be webcast and can be accessed by logging onto the web at http://investor.shareholder.com/media/eventdetail.cfm?mediaid=26906&c=EPEX&mediakey=AF3EE3767C2269BDEA252C802FD34E33&e=0. If you are unable to participate during the live webcast, the call will be archived at www.edgepet.com on the Investor Relations page of the site.

Edge Petroleum Corporation is a Houston-based independent energy company that focuses its exploration, production and marketing activities in selected onshore basins of the United States. Edge's common stock and preferred stock are listed on the NASDAQ Global Select Market under the symbols "EPEX" and "EPEXP," respectively.

Statements regarding production volumes, hedging levels, all guidance and forecasts for the third quarter and full year 2007 and full year 2008, increased production, future and continuing growth, production rates, prices, including future oil and gas prices, price risk management and other statements that are not historical facts, contain predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those included in the forward-looking statements include the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, increased costs and delays attributable to oilfield services and equipment, government regulation, effects and risks of acquisitions, and the ability of the Company to meet its stated business goals and other risks described under "Risk Factors" and elsewhere in the Company's most recent Annual Report on Form 10-K and other filings with the SEC.

 EDGE PETROLEUM CORPORATION

 CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
 ---------------------------------------------------------------------

                             Three Months Ended     Six Months Ended
                                  June 30,              June 30,
                            --------------------  --------------------
                               2007       2006       2007       2006
                          --------------------------------------------

 OIL AND NATURAL GAS                   (in thousands,
   REVENUE                    except per share amounts and prices)
   Oil and natural gas
     sales                  $  47,386  $  31,199  $  86,600  $  64,094
   Gain (loss) on
     derivatives                6,516      2,679     (9,815)     4,778
                            ---------  ---------  ---------  ---------
     Total revenue             53,902     33,878     76,785     68,872
                            ---------  ---------  ---------  ---------

 OPERATING EXPENSES:
   Oil and natural gas
     operating expenses         4,048      2,260      7,428      4,449
   Severance and ad
     valorem taxes              3,885      2,236      6,196      4,825
   Depletion, depreciation,
     amortization and
     accretion                 21,064     16,545     39,606     32,338
   General and administrative
     expense                    5,053      3,348      9,448      6,472
   Bad debt expense               482         --        482         --
                            ---------  ---------  ---------  ---------

     Total operating expenses  34,532     24,389     63,160     48,084
                            ---------  ---------  ---------  ---------

 OPERATING INCOME              19,370      9,489     13,625     20,788

 OTHER INCOME AND EXPENSE:
   Interest income                122         32        179         70
   Interest expense, net
     of amounts capitalized    (2,928)      (545)    (5,690)    (1,213)
   Amortization of deferred
     loan costs                  (243)       (41)      (496)       (83)
                            ---------  ---------  ---------  ---------
 INCOME BEFORE INCOME TAXES    16,321      8,935      7,618     19,562

 INCOME TAX EXPENSE            (5,704)    (3,140)    (2,769)    (6,875)
                            ---------  ---------  ---------  ---------

 NET INCOME                    10,617      5,795      4,849     12,687

 Preferred Stock Dividends     (2,063)        --     (3,444)        --
                            ---------  ---------  ---------  ---------

 NET INCOME AVAILABLE TO
   COMMON STOCKHOLDERS      $   8,554  $   5,795  $   1,405  $  12,687
                            =========  =========  =========  =========

 BASIC EARNINGS PER SHARE   $    0.30  $    0.33  $    0.05  $    0.73
                            =========  =========  =========  =========
 DILUTED EARNINGS PER
   SHARE                    $    0.28  $    0.32  $    0.05  $    0.70
                            =========  =========  =========  =========
 PREFERRED STOCK DIVIDENDS
   PER BASIC SHARE          $    0.07  $      --  $    0.13  $      --
                            =========  =========  =========  =========

 BASIC WEIGHTED AVERAGE
   NUMBER OF COMMON SHARES
   OUTSTANDING                 28,470     17,372     26,679     17,306
                            =========  =========  =========  =========

 DILUTED WEIGHTED AVERAGE
   NUMBER OF COMMON SHARES
   OUTSTANDING                 37,509     18,105     27,015     18,043
                            =========  =========  =========  =========

 Production:
   Gas - MMcf                   4,793      3,578      9,258      7,007
   Natural gas liquids
     (NGL) - MBbls                147         65        246        126
   Oil - MBbls                    115         85        226        172
     Gas Equivalent - MMcfe     6,370      4,478     12,091      8,792

 Realized Product Prices:
   Gas - $ per Mcf (1)(2)   $    8.97  $    7.45  $    6.30  $    7.92
   NGL - $ per Bbl          $   37.07  $   23.14  $   32.69  $   21.90
   Oil - $ per Bbl (1)(3)   $   46.96  $   67.74  $   45.81  $   62.23
     Gas Equivalent -
       $ per Mcfe           $    8.46  $    7.57  $    6.35  $    7.83

 Notes:
 ---------------------------------------------------------------------
 (1)  Includes the effect of derivative transactions.

 (2) The average realized price, excluding unrealized derivative gains and losses related to our natural gas collars, was $7.26 per Mcfe and $7.09 per Mcfe for the three and six month periods ended June
     30, 2007, respectively. The average realized price, excluding unrealized derivative gains and losses related to our natural gas collars, was $7.14 per Mcfe and $7.47 per Mcfe for the three- and six-month periods ended June 30, 2006, respectively.

 (3) The average realized price, excluding unrealized derivative gains and losses related to our oil collars, was $63.58 per barrel and
     $64.33 per barrel for the three and six month periods ended June
     30, 2007. The average realized price, excluding unrealized derivative gains and losses related to our oil collars, was $68.65 per barrel and $64.02 per barrel for the three- and six-month periods ended June 30, 2006.

 EDGE PETROLEUM CORPORATION

 Non-GAAP Disclosure Reconciliation
 ---------------------------------------------------------------------

                             Three Months Ended     Six Months Ended
                                  June 30,              June 30,
                            --------------------  --------------------
                               2007       2006       2007       2006
                          --------------------------------------------
                                         (in thousands)

 Net cash flow provided by
   operating activities     $  50,533  $  21,304  $  65,440  $  46,370

 Changes in working capital
   accounts                   (17,438)     3,355     (3,725)     3,378
                            ---------  ---------  ---------  ---------

 Net cash flow provided by
   operations before working
   capital changes          $  33,095  $  24,659  $  61,715  $  49,748
                            =========  =========  =========  =========

 Note:  Management believes that net cash flow provided by operating activities before working capital changes is relevant and
        useful information that is commonly used by analysts,
        investors and other interested parties in the oil and gas
        industry as a financial indicator of an oil and gas company's ability to generate cash used to internally fund exploration and development activities and to service debt. Net cash flow provided by operating activities before working capital
        changes is not a measure of financial performance prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be
        considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since net cash flow provided by operating activities before working capital changes is not a term defined by GAAP, it might not be
        comparable to similarly titled measures used by other
        companies.

CONTACT:  Edge Petroleum Corporation
          Michael G. Long, Chief Financial Officer
          (713) 654-8960